PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
MARCH 31, 1997 TO                            relates to Registration Statement
PROSPECTUS DATED                             33-71504-01 and the Prospectus
NOVEMBER 16, 1993                            dated November 16, 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 15, 1997





                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)





Delaware                              0-23108                Not Applicable
--------                              -------                --------------
(State of                             (Commission            (IRS Employer
organization)                         File Number)           Identification No.)



c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)





Registrant's telephone number, including area code: (302) 323-7184





                                 Not Applicable
                 ------------------------------------------
               (Former address, if changed since last report)





                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events
         ------------

A)  Series 1993-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)  Series 1994-A:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)  Series 1995-2:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)  Series 1995-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-1:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-2:
    -------------

On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-3:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the March 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)  Series 1996-4:
    -------------
On April 15, 1997 the Registrant made available the Monthly Certificateholders Statement for the March 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.     Description
-----------     -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-4.

                                   SIGNATURES



        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                     DISCOVER CARD MASTER TRUST I
                          (Registrant)


                       By: GREENWOOD TRUST COMPANY
                           as originator of the Trust



                       By:      John J. Coane
                           ----------------------------
                           John J. Coane
                           Vice President, Director of
                           Accounting and Treasurer





Date: April 15, 1997

                                 EXHIBIT INDEX



Exhibit No.     Description
-----------     -----------
20(a)           Monthly Certificateholders' Statement, related to the Due
                Period ending March 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1997, for Series 1996-4.